UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2020

PASSUR AEROSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

New York	0-7642	11-2208938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900 Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

(203) 622-4086

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Reductions

As part of a series of measures taken by PASSUR Aerospace, Inc. (the “Company”) in response to the ongoing global economic challenges and uncertainties attributable to the coronavirus (COVID-19) pandemic, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) has approved certain temporary reductions in annual base salary for certain of the Company’s executive officers, as follows:

•the annual base salary of Brian G. Cook, the Company’s Chief Executive Officer and director, is reduced from $325,000 to $243,750;

•the annual base salary of James T. Barry, the Company’s President and director, is reduced from $325,000 to $195,000; and

•the annual base salary of Louis J. Petrucelly, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary, is reduced from $260,000 to $195,000.

The foregoing reductions in annual base salary are effective as of April 27, 2020.

The Compensation Committee also approved a reduction to G.S. Beckwith Gilbert’s compensation for his services as Non-Executive Chairman of the Board from $100,000 per year to $50,000 per year, effective as of April 27, 2020.

Resignation of John F. Thomas

On April 30, 2020, John F. Thomas informed the Board that he will step down as Executive Vice Chairman of the Board and as a director of the Company, effective April 30, 2020 (the “Termination Date”).  Mr. Thomas’ resignation was not the result of any disagreement with the Company.

In connection with Mr. Thomas’ departure, the Company and Mr. Thomas have entered into a Separation and General Release Agreement, dated as of April 30, 2020 (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Thomas will receive $122,370.42, in cash, which amount represents: (a) the accrued and unpaid portion of Mr. Thomas’ fees in connection with his service as Executive Vice Chairman of the Board through the Termination Date; (b) all unpaid fees for Board meetings attended by Mr. Thomas prior to the Termination Date; and (c) all unreimbursed reasonable and documented expenses incurred by Mr. Thomas in connection with his service with the Company prior to the Termination Date.

Pursuant to the terms of the Separation Agreement, all of the non-qualified stock options previously issued to Mr. Thomas that remain unvested as of the Termination Date will be automatically cancelled and forfeited, effective as of the Termination Date.

The Separation Agreement contains customary releases of claims and non-disparagement provisions.  A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Title
10.1	Separation and General Release Agreement, dated as of May 1, 2020, by and between PASSUR Aerospace, Inc. and John Thomas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:  /s/ Louis J. Petrucelly
Name:  Louis J. Petrucelly
Title:   SVP and Chief Financial Officer

Date:  May 1, 2020